Exhibit 107

Calculation of Filing Fee Table(1)

Form S-3 Registration Statement under the Securities Act of 1933

(Form Type)

Aptiv PLC

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title
Debt	Debt Securities of Aptiv PLC
Debt	Debt Securities of Aptiv Corporation
Debt	Debt Securities of Aptiv Global Financing Limited
Other	Guarantees of Debt Securities of Aptiv PLC(2)
Other	Guarantees of Debt Securities of Aptiv Corporation(2)
Other	Guarantees of Debt Securities of Aptiv Global Financing Limited(2)
Equity	Preferred Shares
Equity	Ordinary Shares
Other	Warrants
Other	Purchase Contracts
Other	Units that may include any of the above securities or securities of other entities

(1)

An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)

No separate consideration will be received for the guarantees of the debt securities being registered. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.